                                                                 Exhibit 10.3.43

                            ENERGY SERVICES AGREEMENT
                                     BETWEEN
                          IMPERIAL IRRIGATION DISTRICT
                                       AND
                                   ORMESA, LLC

1    PARTIES

     1.1  This Energy Services Agreement is entered into this 11th day of
          February, 2003, between Irrigation District ("IID"), an irrigation district organized under the Water Code of the State of California, and ORMESA, LLC ("ORMESA"), a Delaware limited liability company.

     1.2  IID and ORMESA are sometimes referred to in This Agreement individually as "Party" and collectively as "Parties".

2    RECITALS

     2.1  On March 8, 1999, IID and East Mesa Geothermal, LLC, ("EMG") entered into an Interim Distribution Service Agreement ("Interim Agreement")
          whereby EMG selected to self serve the electrical load of certain geothermal electric generating facilities located east of the City of
          Holtville, (as more particularly described herein) rather than purchasing such service from IID, as it had previously done. In place at that time were plant connection and transmission service agreements for IID to wheel the gross output of these facilities to various parties.

     2.2  On April 15, 2002, the previous owners of EMG transferred their interest in the above-described geothermal facilities to subsidiaries of Ormat Nevada Inc. which renamed EMG to ORMESA, and, as a result,
          ORMESA succeeded to East Mesa's rights, duties and obligations arising under the Interim Agreement, as well as the plant connection and transmission service agreements.

     2.3  IID and ORMESA now desire to replace the Interim Agreement with this
          Energy Service Agreement in order to redefine their relationship from and after The Effective Date (defined in Section 4.1, below), relating to the availability of certain IID facilities, and the furnishing of
          IID services to ORMESA's facilities. Further, IID and ORMESA desire to resolve certain disputes which arose between IID and EMG ("The
          Disputes"), regarding performance of and payment for activities of
          IID, in the one hand, and ORMESA and EMG, on the other, during the term of the Interim Agreement and to establish and define the terms of the settlement of The Disputes.

     2.4  To facilitate monitoring the activities of The Parties at the
          Facilities, contemplated in This Agreement, as well as the services provided pursuant to the plant connection and transmission service agreements, The Parties have agreed that a new, simplified metering scheme, as described in Exhibit A which will be installed at IID's
          Highline Substation. This equipment will become the master meter for the subject facilities.

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     2.5  Nothing in This Agreement affects the rights and obligations of IID and ORMESA created by the existing plant connection and transmission service agreements.

     2.6  The Interim Distribution Service Agreement is hereby extended to
          December 31, 2002. Thereafter, except as otherwise herein provided, this Energy Services Agreement shall become effective.

3    DEFINITIONS

     The words and terms used in This Agreement, when initially capitalized, whether in singular or plural, shall have the meanings specified:

     3.1  "Activities" All activities of The Parties at The Facilities, conducted pursuant to the terms of This Agreement or the Interim
          Agreement.

     3.2  "This Agreement" This Energy Service Agreement and all Exhibits
          attached hereto.

     3.3  "Authorized Representative" The representative of a Party designated in accordance with Section 12.

     3.4  "Capital Addition Costs" The cost of capital additions to, and replacements for components of the Distribution Facilities, at the actual cost incurred by IID, plus 10% to allow IID to provide services to the Facilities, as (i) required pursuant to generally accepted engineering and operating practices in the electric utility industry,
          (ii) used solely to provide services to the Facilities, and (iii)
          provided or contracted for pursuant to IID's standard practices;

     3.5  "Compromise Payment" Seven Hundred Twenty Four Thousand Dollars
          ($724,000), an amount established after negotiations between the
          Parties which, when paid to IID as herein required, shall resolve all issues relating to the Special Charge, Distribution Facilities Charge,
          Operation and Maintenance Charges (with the exception of the O & M
          Charges of Section 5.1.3.1, below), Standby Service and Ancillary
          Charges, and represent payment in full of all disputed and undisputed balances due IID, for these services relating to the Interim
          Agreement, projected through December 31, 2002, and the Consumed
          Energy Charges, through August 31, 2002.

     3.6  "Connection and Transmission Service Agreements" Agreements, titled, respectively, "Plant Connection Agreement" and "Transmission Service
          Agreement," (hereafter, respectively, "TSA" and "PCA") between IID and
          ORMESA to provide infrastructure to support IID's wheeling the gross output of The Facilities to Southern California Edison, as further described in Exhibit B to This Agreement.

     3.7  "Consumed Energy Charge" A charge, billed to and paid by ORMESA to
          IID, in accordance with IID's A-2 tariff rate, as specified in the
          PCA, for electricity provided by IID and consumed at the Facilities.

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     3.8  "Distribution Facilities" Existing IID substations (identified by IID as East Mesa 1, East Mesa 2, and East Mesa 3), distribution circuits, vaults, switches, breakers, fuses, relays, and other equipment owned by IID to exclusively serve the Loads.

     3.9  "Distribution Facilities Charge" The balance of the charge set forth in the Interim Agreement, in the amount of One Million Nine Hundred and Fifty Four Thousand Seven Hundred and Ninety Two Dollars
          ($1,954,792), payable in thirty (30) monthly installments of Sixty
          Five Thousand One Hundred and Sixty Dollars ($65,160), commencing on
          The Effective Date.

     3.10 "Facilities" The geothermal facilities known as ORMESA I (including IE and IH), ORMESA II, GEM 2, and GEM 3 located in the Holtviile area of
          Imperial County, California.

     3.11 "New Metering Installation" Any new metering equipment which may be required as a result of the circumstances described in Section 2.4, above, approved by the Parties, the cost of which shall be borne by
          ORMESA.

     3.12 "Operation and Maintenance Charges" Charges for operation and maintenance costs incurred by IID prior to The Effective Date, calculated as an allocation to the direct labor and non-labor costs using standard factors determined reasonably by IID, which standard factors are applied generally for other IID activities and purposes.
          Overhead costs shall include, but not be limited to, costs such as employee benefits, general and administrative costs, engineering overhead, and purchasing and warehousing costs.

     3.13 "Parasitic Load" The electric demand required to be served at the
          Facilities.

     3.14 "Release" The document entitled "Mutual Release," attached hereto as
          Exhibit C.

     3.15 "Uncontrollable Force" Any cause beyond the control of a Party including, but not restricted to, failure of or threat of failure of a
          Party's facilities which have been constructed, operated, and maintained in accordance with generally - accepted engineering and operating practices in the electric utility industry; flood, drought, earthquake, tornado, storm, fire, pestilence, lightning, and other natural catastrophes; epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, labor or material shortage, sabotage, government priorities, and restraint by court order or public authority (whether valid or invalid); and inability of a Party to obtain or keep the necessary authorizations or approvals from any governmental agency or authority, which inability such Party could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome.

     3.16 "Willful Action" Action which is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result there from; which has been determined by final arbitration award or final judgment or judicial decree to be a material default under This Agreement and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing

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          such default or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default; or
          which is knowingly or intentionally taken or not taken with the knowledge that does not include any act or failure to act which is merely involuntary, accidental, or negligent.

     The words and terms used in This Agreement, when initially capitalized, whether in singular or plural, that are not defined in This Agreement shall have the meanings specified in the Interim Agreement.

4    EFFECTIVE DATE, TERM OF AGREEMENT

     4.1  Effective Date The Effective Date of This Agreement ("The Effective
          Date") shall be January 1, 2003, unless ORMESA's compliance with the preconditions described in Sections 5.1.1, 5.1.2 and 13.1
          ("Preconditions") is excused by either the following circumstances:

          4.1.1 ORMESA is delayed in performing the Preconditions by the occurrence of an Uncontrollable Force; provided, however, that such excused delay shall not exceed fifteen (15) days after such occurrence, at which time ORMESA, within five (5) days, shall nonetheless perform said Preconditions; or

          4.1.2 The Parties have mutually agreed to extend the time for compliance.

     4.2  Termination of Interim Agreement On The Effective Date, the Interim
          Agreement shall terminate and be of no further force and effect. On
          The Effective Date, IID will notify ORMESA in writing its confirmation that This Agreement is in effect and the Interim Agreement has been terminated.

     4.3  Effect of Failure to Meet Deadlines Unless their performance has been excused, or, if excused, they have not been performed by the extended deadlines as described in Section 4.1 above, then This Agreement shall be of no force and effect, and, notwithstanding any provisions in This
          Agreement to the contrary, all Activities shall be governed by the terms and conditions of the Interim Agreement. In that event, the
          Interim Agreement shall remain in effect, without the necessity of further extensions, so long as IID provides the services to The
          Facilities.

     4.4  Term. The initial term of This Agreement shall commence on The
          Effective Date and terminate fifteen (15) calendar years thereafter.
          This Agreement may be extended by mutual agreement of the Parties.

5    OBLIGATIONS AND ENTITLEMENTS OF THE PARTIES

     5.1  Terms Relating to Payment

          5.1.1 ORMESA will make the Compromise Payment to IID, within five (5)
                business days following execution of This Agreement. Upon
                receipt of the Compromise Payment, IID will cancel and return to
                ORMESA the FPL Bond identified as a $500,000 Bond No. 23-46-15 posted by GEM

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               Resources LLC on July 24, 2000. Thereafter, ORMESA will provide security for performance of This Agreement in accordance with
               IID's established policies relating to new commercial accounts.
               Such security shall not exceed more than 3 months' billing under
               This Agreement, and shall be in a form of a corporate guarantee of Ormat Funding Corp. (which owns 100% of Ormesa LLC) and reduce every year until elimination at the end of year 3.

         5.1.2 ORMESA will pay for the cost of the new metering scheme and capital improvement charges thereof (if any) prior to The
               Effective Date of This Agreement, if the cost has already been determined, unless the time for such payments has been mutually extended by the Parties.

         5.1.3 ORMESA will pay for the following services provided prior to The
               Effective Date, as billed, after completion of the services, within thirty (30) business days of receipt of IID's Invoice:

               5.1.3.1 Any O and M Charges attributable to O and M services provided prior to The Effective Date, including, but not
                       limited to the charge for insulation cleaning Five
                       Thousand Eighty Three Dollars and Fifty One Cents
                       ($5,083.51), performed on October 22, 2002; and

               5.1.3.2 Charges incurred for energy provided by IID and consumed in The Facilities; and

          5.1.4 After The Effective Date, IID will provide and ORMESA will pay:

               5.1.4.1 The Consumed Energy Charge;

               5.1.4.2 The remaining balance of the Facilities Distribution
                       Charge;

               5.1.4.3 All charges described in the TSA and PCA, provided, however, that until June 1, 2003, in lieu of payment for
                       IID's services relating to frequency/regulation,
                       reactives/voltage support, reserves and imbalance
                       support, ORMESA will pay the sum of ten thousand dollars
                       ($10,000) per month; thereafter; ORMESA will pay for
                       actual consumption or allocation of costs for these
                       services, as provided in the TSA or PCA, as applicable
                       to all FACA participants.

               5.1.4.4 Capital Improvement Charges; and

     5.2  Special Charge Termination On The Effective Date, the Special Charge,
          Operation & Maintenance Charge and Ancillary Charge, as described in the Interim Agreement will terminate.

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6    OPERATING TERMS

     6.1  Compliance with Interruptions  Should there be an interruption as described in Section 6.3, ORMESA, immediately after being orally notified by IID, shall comply with directions given by IID's schedulers, dispatchers, or troubleshooters.

     6.2  Power Quality  The quality of the power delivered from the Facilities to the Loads, including but not limited to voltage, stability, and phase imbalance, shall be the sole responsibility of ORMESA.

     6.3  Interruptions  IID reserve the right to interrupt the distribution service provided hereunder if any of the conditions described in
          Sections 6.4 or 6.5 exists on the Distribution Facilities utilized to provide said service. The existence of the described conditions shall be as determined by IID in its sole judgment; provided that such determination shall be consistent with prudent operating procedures and with generally accepted engineering and operating practices in the electric utility industry. Should there be an interruption, as described, in Sections 6.4 or 6.5, IID shall employ reasonable efforts to expeditiously eliminate the cause and minimize the duration of such interruption.

     6.4  Danger to Life or Property  IID may interrupt the distribution service provided hereunder as necessary to avoid or alleviate danger to life or property. The operation of automated equipment designed to protect
          Distribution Facilities from damage may interrupt without warning the services provided hereunder.

     6.5  Work  IID may interrupt the services provided hereunder to the extent necessary to construct, install, maintain, repair, replace, remove, inspect, or investigate any part of the Distribution Facilities utilized to provide such service. IID shall coordinate with ORMESA such interruption to the extent practicable, and IID shall notify
          ORMESA of such interruption as far in advance as practicable, but in no event less than forty-eight (48) hours in advance of such interruption.

     6.6  Compliance With Applicable Operating Standards  At all times during the term, The Parties will abide by and comply with operating policies and procedures, established from time to time by the Western
          Electrical Coordinating Council ("WECC"), and, without limitation, good utility business practices.

7    TERMS REGARDING BILLING & PAYMENT

     7.1  Billing Procedure  IID shall render monthly bills to ORMESA for the services provided to Ormesa as described in Section 5.1.4. Bills shall be due and payable not later than twenty-five (25) calendar days after the date of issuance.

          All payments by ORMESA shall be sent to:

          Imperial Irrigation District
          c/o Manager, Finance and Accounting
          P. O. Box 937
          Imperial, California 92251

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          All billings by IID shall be sent to:

          ORMESA, LLC
          c/o Rany Raviv
          980 Greg Street
          Sparks, Nevada 89431

     7.2  Change of Billing Addresses  At any time, a Party's Authorized
          Representative may change the address to which payments or billings shall be sent by giving written notice to the other Party's Authorized
          Representative.

     7.3  Interest on Unpaid Bills  Bills which are not paid in full by the due date shall thereafter bear interest at the rate of one and one-half percent (1 1/2%) per month or the maximum legal rate of interest, whichever is less, compounded monthly on the unpaid amount. Interest shall be prorated by days from the due date to the date payment is received by IID.

8    EXHIBITS MADE PART OF THIS AGREEMENT

     8.1  Exhibits Incorporated  The Exhibits attached to This Agreement are by reference incorporated herein and made a part thereof, and remain in full force and effect in accordance with their respective provisions until superseded by a subsequent exhibit.

     8.2  Subsequent Exhibits  Any subsequent exhibit shall be executed by the signatories.

     8.3  Subsequent Exhibits Requirements  Each superseding exhibit must contain the date it becomes effective and must be attached to This
          Agreement, and when so attached, is incorporated herein and becomes a part thereof.

9    BILLING DISPUTES; BILLING DISPUTE RESOLUTION

     9.1  Claims Re Incorrect Billings  If ORMESA makes a claim that IID has issued an incorrect billing, while full and timely payment of the bill or bills is not excused, and ORMESA shall pay the entire amount(s)
          billed by the due date, the basis for such claim shall be presented to the Authorized Representatives.

     9.2  Authorized Representative Agreement  Within fifteen (15) days pursuant to ORMESA's claim, If the Authorized Representatives agree that there was no incorrect billing, the Parties shall accept the matter as resolved. If, however, an incorrect billing has occurred and the
          Authorized Representatives agree that there was an incorrect billing, the billing shall be forthwith corrected and any amounts owed relating thereto shall be refunded to ORMESA plus interest, as in Section 9.4.

     9.3  Effect of Failure to Agree  If the Authorized Representatives within thirty (30) calendar days after receipt of an incorrect billing claim, the Authorized Representatives cannot agree on the issue, a dispute shall be declared.

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     9.4  Dispute Resolution  In the event a billing dispute is declared, the
          Parties shall endeavor to agree on a process to resolve the dispute.
          If no such dispute resolution process is established by the Parties within thirty (30) calendar days after a dispute is declared, the dispute shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association. If a determination is made that an incorrect billing has been issued, and an overpayment has occurred, the amount of the overpayment shall be paid to ORMESA by
          IID. Overpayments shall bear interest at the rate of seven percent
          (7%) per annum. Interest shall be prorated, by days from the date of payment by ORMESA to the date the refund is mailed by IID to ORMESA.

10   LIABILITY AND INDEMNITY

     10.1 Indemnity for Agreement Activities  A given Party, its directors, officers, agents, and employees shall not be liable to the other
          Party, its directors, officers, agents, and employees, for claims or losses (including consequential losses) resulting from the given
          Party's Agreement Activities, except for those claims or losses
          (including consequential losses) attributable to the Willful Action of the given Party, its directors, officers, agents, or employees. The other Party expressly releases the given Party, its directors, officers, agents, and employees, from any liabilities, claims, or losses (including consequential losses) resulting from the given
          Party's Agreement Activities, except for those liabilities, claims, or losses (including consequential losses) which result from the Willful
          Action of the given Party, its directors, officers, agents, or employees.

     10.2 Indemnity for Third Party Claims  Each Party shall indemnify and hold the other Party, its directors, officers, agents, and employees harmless against all liabilities to any person or entity not a Party to This Agreement, which liabilities arise as a result of the subject matter of This Agreement and which result from the sole negligence or
          Willful Action of the indemnifying Party, its directors, officers, agents, or employees, which liabilities involve death, bodily injury, or property damage, and whether such liabilities are direct, indirect, or consequential. The indemnity obligation described in this Section
          10.2 shall include a Party's liabilities to third parties, as set forth herein, as well as its reasonable costs, expenses, and attorneys' fees incurred in negotiating, settling, or defending against such liabilities.

11   AUTHORIZED REPRESENTATIVES

     11.1 Initial Designation  At the time This Agreement is executed, each Party shall designate by written notice to the other Party, an Authorized
          Representative who is authorized to act on its behalf in the implementation of This Agreement.

          11.1.1 IID's Authorized Representative:

                 Name:
                         --------------------------------
                 Tel:
                         --------------------------------
                 Fax:
                         --------------------------------
                 E-mail:
                         --------------------------------

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          11.1.2 ORMESA's Authorized Representative:
                 Name: Ran Raviv
                 Tel: (775)356-9029
                 Fax: (775) 356-9039
                 E-mail: rraviv@ormat.com

     11.2 Change In Designation  Either Party may change at any time the designation of its Authorized Representative by written notice to the other Party.

     11.3 No Authority to Amend Agreement  The Authorized Representatives shall not have the authority to amend This Agreement.

12   SETTLEMENT OF PRIOR DISPUTES

     12.1 Agreement As Settlement Document

          12.1.1 On The Effective Date, all disputes between IID and ORMESA relating to the Facilities, arising from obligations between or among IID and ORMESA), shall be deemed settled and resolved. To reflect such settlement, IID and ORMESA shall execute a mutual release, in the form attached hereto and marked Exhibit C. This mutual release, when executed by The Parties, will settle and resolve all such disputes, including, but not limited to those which may have arisen prior to the April 15, 2002 transaction between the owners of EMG (now ORMESA) regarding The
                 Facilities, as described in the foregoing Recitals. ORMESA represents and warrants that it has full authority to settle and resolve such disputes by executing This Agreement and the attached mutual release.

13   GENERAL PROVISIONS

     13.1 Prior Communications Superseded  This Agreement contains the entire agreement and understanding between the Parties as to the subject matter of This Agreement and supersedes all prior agreements, commitments, representations, and discussions between the Parties as to said subject matter.

     13.2 No Dedication of Facilities

          13.2.1 Performance of a given Party pursuant to This Agreement, including but not limited to undertakings by a Party to the other Party under any provision of This Agreement, shall not constitute the dedication of the Party's facilities or any portion thereof to the public or to the other Party.

          13.2.2 It is understood and agreed that any undertaking by a Party under any provision of This Agreement shall cease upon the termination of This Agreement, unless such obligations survive
                 This Agreement's term.

     13.3 Written Waiver Required  Remedies of a given Party upon the other
          Party's default or other failure to perform any obligation set forth in This Agreement shall not be waived, nor shall a given Party's failure to require strict performance of any of the provisions of This
          Agreement or to exercise any of its rights hereunder constitute a waiver of such provisions or rights, unless an express written waiver from the given Party shall have been given to the other Party.

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     13.4 No Partnership or Joint Venture  Created The Parties do not intend to create or establish, nor shall This Agreement or any performance or undertaking by a Party or the Parties pursuant to This Agreement be deemed to create or establish, a partnership, joint venture, or other similar relationship between them.

     13.5 No Third Party Rights  The Parties do not intend to create rights in or to grant remedies to any third party as a beneficiary of This
          Agreement.

     13.6 Performance Excused by Occurrence of Uncontrollable Force

          13.6.1 Neither Party shall be considered to be in default in the performance of any of its obligations under This Agreement when a failure of performance is due to an Uncontrollable Force.

          13.6.2 A Party rendered unable to fulfill any of its obligations under
          This Agreement by reason of an Uncontrollable Force shall give prompt telephonic notice followed by written notice of such condition to the other Party and shall exercise due diligence to remove such condition with all reasonable dispatch.

     13.7 Strike or Labor Dispute  If a Party's performance is affected by a strike or labor dispute, nothing contained herein shall be construed to require the Party to settle any such strike or labor dispute.

     13.8 Assignments  Any assignment by ORMESA of its interest in This
          Agreement which is made without the written consent of IID, which such consent shall not be unreasonably withheld, shall not relieve ORMESA of its liability for performance of any of its duties and obligations hereunder, and in the event of any such assignment ORMESA shall continue to remain liable for payment of any and all money due IID hereunder and for the performance and observance of all other covenants, duties, and obligations to be performed and observed hereunder by ORMESA to the same extent as though no assignment has been made; provided, however, that ORMESA will have the right to assign This Agreement for security purposes, to a bank or other entity which provides financing or refinancing for construction, repair, maintenance and operation of The Facilities or any portion thereof or to an affiliate that has ownership or operational interests in The
          Facilities and IID shall promptly consent to such assignment in writing. IID shall approve an assignment to a lender or affiliate, so long as any such assignee(s) agrees, in writing, to be bound by the terms and conditions of This Agreement, and such agreement is furnished to IID in advance of the assignment. In the case of a lender, IID, in its sole discretion, may waive the application of some or all of the duties and obligations of This Agreement, so long as the lender agrees that, in the event of foreclosure, the successor shall be bound by the terms hereof to the same extent as ORMESA. For purposes of this Section 13.8, the term "affiliate" refers to an entity which is directly or indirectly owned or controlled by an entity which owns or controls fifty percent (50%) or more of the equity interest in ORMESA.

     13.9 Agreement Binding on Successors  All of the provisions of This
          Agreement shall be binding upon and inure to the benefit of the
          Parties and their respective successors, permitted assignees, and legal representatives.

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     13.10 Governing Law and Venue

          13.10.1 Laws governing any court proceedings or actions commenced in connection with interpretation or enforcement of This
                  Agreement shall be the laws of the State of California.

          13.10.2 Venue for any court proceedings or action commenced in connection with the interpretation or enforcement of This
                  Agreement shall be in Imperial County, California.

     13.11 Severability  If any provision of This Agreement is determined to be void for any reasons, then the remaining provisions of This Agreement must be severed there from and remain in full force and effect. The remaining provisions shall be interpreted and enforced so as to give full meaning to such provisions without reference to those provisions determined to be void.

     13.12 Modifications  No modifications, changes, or amendments of This
           Agreement shall be effective unless made in writing and signed by the authorized signatories to This Agreement.

     13.13 Notices  Any notice, demand, or request provided for in This
           Agreement or served, given, or made in connection with it shall be in writing and shall be deemed properly served, given, or made if delivered in person or sent by United States mail, postage prepaid, or by facsimile, to the persons specified below unless otherwise provided for in This Agreement:

               Imperial Irrigation District
               c/o General Manager
               P.O. Box 937
               Imperial, California 92251
               Fax: (760) 339-9392

               ORMESA, LLC
               c/o Rany Raviv
               980, Greg Street
               Sparks, Nevada 89431
               Fax: (775) 356-9039

          Either Party may at any time, by notice to the other Party, change the designation or address of the person so specified as the one to receive notices pursuant to This Agreement.

     13.14 Headings and Labels  The headings and labels contained in This
           Agreement are for the convenience of the reader and are not intended to be used in the interpretation of This Agreement.

     13.15 Interpretation  In case of a conflict between the procedures or standards performed by IID relative to WECC, the provisions of This
           Agreement shall govern. In the event an ambiguity or question of intent or interpretation arises, This Agreement shall be construed as if drafted jointly by the Parties and no

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           presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of This
           Agreement.

     13.16 Further Assurances  The Parties agree to execute such documents that may be reasonably necessary and required to carry out the intent of this Agreement.

14   AUTHORITY TO EXECUTE

     14.1 Representations

          14.1.1 Each Party represents and warrants that it has the authority to enter into and bind itself to all applicable parts and provisions of
          This Agreement.

          14.1.2 The signatory has been duly authorized to execute and deliver
          This Agreement on behalf of the Party for which the signatory signed.

          14.1.3 ORMESA specifically represents and warrants that it has the authority to enter into This Agreement in connection with the
          Holtville Plants and the Loads.

15   EXECUTION

     IN WITNESS WHEREOF, the Parties have caused this Energy Services Agreement to be executed on this ___ day of February, 2003.

IMPERIAL IRRIGATION DISTRICT             ORMESA, LLC

                                         By ORMAT FUNDING CORP.
                                            Sole Member of ORMESA, LLC

By                                          By
     ---------------------------------         ---------------------------------

Name                                        Name: Connie Stechman
     ---------------------------------

Title: President, Board of Directors        Title: Controller

Date:                                       Date:
      --------------------------------            ------------------------------

                                                                              12

                                   EXHIBIT A
                           SIMPLIFIED METERING SCHEME

                                                                 November_, 2002

Darrell Stovall
Ormesa, LLC - Plant Engineer
3300 East Evan Hewes Hwy
Holtville, CA 92250

Darrell:

The following is a basic description of the proposed simplified metering scheme to interface Imperial Irrigation District and Ormesa, LLC (OG) Facilities. This
scheme will be created to simplify export metering and to capture and register electrical services provided to OG as described in the "Energy Services
Agreement" (ESA) due to be effective January 1, 2003.

OG plans to self serve its station service load. OG will also generate to fulfill any export or line loss schedule obligations per the ESA. As indicated
in the attached Simplified Metering Scheme, East Highline's "Master Meter" (M-1)
referenced to the 92 KV HL4-Line will be utilized to meter the net export from
0G. The existing OG-2 meter (M-2) will continue to meter the net generation from the Ormesa Geothermal-2 facility. The net generation from OG-1 can be determined from the difference of the meters i.e. OG-1=(M-1)-(M-2).

Further, IID will provide standby service (all components) up to 2 MW at the A2
Rate. Any additional requirements by OG will be charged at the penalty rate of
$18/KW-MO. Associated energy will be charged at the thermal heat rate of 14,000
MMBTU/KWH multiplied by the Southern California Border Gas price as published in
Platt's "Gas Daily," on a two day lag for the month during which energy was provided.

Below is a description and components breakdown of these two schedules. Please note that an official "Penalty Rate" does not exist. My intentions here are to demonstrate how electric service component's costs from the A2 rate will change if OG exceeds 2 MW. Also, for each component I have included in brackets and in red, a description of the algorithm(s) used to appropriately capture usage.
These algorithms will be created on a display of our Advanced Control's Energy
Management System. Inputs to EMS to be provided by Supervisory Control and Data
Acquisition (SCADA).

Please confirm that this is generally agreeable to Ormesa, LLC.

Harvey Esparza
Supt., Energy Mgmt.
Imperial Irrigation District

Enc.

                           Simplified Metering Scheme

           [Graphic: Simplified Metering Scheme to Interface Imperial
                   Irrigation District and Ormesa Facilities]

                                    EXHIBIT B
          EXISTING PLANT CONNECTION AND TRANSMISSION SERVICE AGREEMENTS

     A. Background: On December 16, 2002 ORMESA further reorganized the Ormesa
Projects' holding structure in order to make them more efficient and streamline the relationship with IID. All of the properties of Ormesa Geothermal, a
California General Partnership, Ormesa Geothermal II, a California General
Partnership and Gem Resources, LLC a Delaware corporation - which are entities wholly owned by Ormesa LLC were merged into and are now held by ORMESA, directly. For convenience we have attached the previous ownership structure
(Annex B.1) and the effect of the merger (Annex B.2).

     ORMESA, LLC will therefore require a SINGLE Plant Connection Agreement
("PCA") and a single Transmission Services Agreement ("TSA") for EACH of its
Power Purchase Agreements with Southern California Edison, to be achieved by paragraphs B and C, as follows:

     B. Consolidation & Assignment of Agreements: The Parties to This Agreement
hereby agree that the following agreements are assigned and re-designated as held by Ormesa LLC:

     1.  PCA for the Ormesa Geothermal Plant between IID and Ormesa Geothermal dated October 1, 1985.

     2.  The following two agreements should be consolidated into the PCA of
         Ormesa Geothermal:-

         i.  PCA for the Ormesa IE Geothermal Plan between IID and Geothermal dated October 21, 1988.

         ii. PCA for the Ormesa IH Geothermal Plant between IID and Ormesa
             Geothermal dated October 3, 1989.

     3.  PCA for the Ormesa Geothermal Plant No. 2 between IID and Ormesa
         Geothermal II dated May 26, 1987.

     4.  TSA for the Ormesa I, Ormesa IE and Ormesa IH Geothermal Power Plants
         between IID and Ormesa Geothermal dated October 3, 1989.

     5.  TSA for the Ormesa II Geothermal Power Plant between IID and Ormesa
         Geothermal II dated August 25, 1987.

     C. Termination of Agreements: The Parties to This Agreement hereby agree to terminate the following agreements as they are no longer necessary for the operation of the Projects:

     1.  PCA for the Geo East Mesa Limited Partnership Unit No. 2 between IID and Geo East Mesa Limited Partnership dated March 21, 1989.

     2.  PCA for the Geo East Mesa Limited Partnership Unit No. 3 between IID and Geo East Mesa Limited Partnership dated March 21, 1989.

In addition, upon consolidation of the PCAs mentioned in 2(i) and 2(ii) above into Ormesa Geothermal, terminate the following:

     1.  PCA for the Ormesa IE Geothermal Plan between IID and Geothermal dated
         October 21, 1988.

                                                                             15

     2.  PCA for the Ormesa IH Geothermal Plant between IID and Ormesa
         Geothermal dated October 3, 1989.

     3.  TSA for the Geo East Mesa LP Unit No. 2 Plant between IID and Geo East
         Mesa Limited Partnership dated March 21, 1989.

     4.  TSA for the Geo East Mesa LP Unit No. 3 Plant between IID and Geo East
         Mesa Limited Partnership dated March 21, 1989.

     D. Notices :

         o     Any payment related communications should be addressed to:

               Mrs. Connie Stechman, Controller
               ORMESA, LLC
               980, Greg Street
               Sparks, NV 89431
               T (775) 356-9029
               F (775) 356-9039
               E cstechman@ormat.com

         o     Any Contract & Legal communications should be addressed to:

               Mr. Ran Raviv, Vice President
               ORMAT Nevada, Inc.
               980, Greg Street
               Sparks, NV 89431
               T (775) 356-9029
               F (775) 356-9039
               E rraviv@ormat.com

         o     Any Technical communication should be communicated to:

               Mr. Don Campbell, Plant Manager
               ORMESA, LLC
               PO Box 86
               Holtville, CA 92250
               T (760) 356-3023
               F (760) 356-3035
               E dcampbell@ormat.com

                                                                             16

                                   Annex B.1:

        [Graphic: Simplified Organization Chart of Ormat Nevada Inc. and
    its Subsidiaries and the relationship with Imperial Irrigation District]

                                       2

                                    Annex B.2

            [Graphic: Simplified Ownership Structure Between Imperial
                       Irrigation District and Ormesa LLC]

                                        3

                                    EXHIBIT C
                                     FORM OF
                                 MUTUAL RELEASE

This Release, by and between ORMESA, LLC ("ORMESA"), a Delaware limited liability company and Imperial Irrigation District ("IID"), is being executed and delivered on February 11th, 2003, (the "Release Date"). ORMESA and IID are
hereinafter collectively referred to as the "Parties" and individually as a
"Party".

BACKGROUND

On March 8, 1999, IID and East Mesa Geothermal, LLC, ("EMG") entered into an
Interim Distribution Service Agreement ("Interim Agreement") whereby EMG elected to self serve the electrical load of certain geothermal electric generating facilities located East of the City of Holtville, rather than purchasing such service from IID, as it had previously done.

On April 15, 2002, the previous owners of EMG transferred their interests in the above-described geothermal facilities to subsidiaries of Ormat Nevada Inc., who renamed EMG to ORMESA, and, as a result, ORMESA succeeded to EMG's rights, duties and obligations arising under the Interim Agreement.

IID and ORMESA desire to resolve certain disputes which arose between them ("The
Disputes"), regarding performance of and payment for activities of IID, on the one hand, and ORMESA on the other, during the term of the Interim Agreement and to establish and define the terms of the settlement of The Disputes, pursuant to the Energy Services Agreement between IID and ORMESA, to which this Release is attached as Exhibit C.

IID and ORMESA represent to each other, their respective officers, directors, successors and assigns, that their agreement to execute and be bound by the terms of the Energy Services Agreement and this Mutual Release are based, in part, on their warranty and representation that each has full authority to settle The Disputes in accordance with the terms of the Energy Services
Agreement applicable to The Disputes, and that, by executing this Release, the terms hereof will bind IID and ORMESA.

RELEASE TERMS

In consideration of the mutual benefits that they will receive as a result of the resolution of their disputes arising under the Interim Agreement and the terms of this Release, the Parties, intending to be legally bound, hereby agree as follows:

     1. Each Party, on behalf of itself and its affiliates and each of their respective past, present and future officers, directors, board members, attorneys, employees, agents, servants, consultants, advisors, shareholders, successors and assigns (the "Releasing Party"), irrevocably and unconditionally releases, acquits and forever discharges the other Party and its affiliates and its past, present and future officers, directors, board members, attorneys, employees, agents, servants, consultants, advisors, shareholders, successors and assigns (the "Released Party") from any and all charges, complaints, claims, actions, suits, demands, liabilities, obligations, promises, agreements, contracts, damages, costs, debts and expenses

                                       1

(including attorney fees and legal and court costs) whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (individually,
"Claim"; collectively, "Claims") that the Releasing Party now has, has ever had or may hereafter have against the Released Party arising out of or in connection with the Interim Agreement or the relationship between the Parties created thereby. Each Party expressly waives and relinquishes all rights and benefits that it may have under any state or federal statute, court or administrative decision, or common law principle that would otherwise limit the effect of this
Release to claims known or suspected prior to the Release Date, and it does so understanding and acknowledging the significance and consequences of such specific waiver.

     2. Except with respect to the obligations and performance required by the terms and provisions of this Release, the Parties each acknowledge that they are aware of the facts, and that it is their intention that execution of this
Release shall be effective as a full and final settlement of, and as a bar to, each and every Claim. The Parties acknowledge that they are aware that if they hereafter discover facts different from, or in addition to, the facts which they now know or believe to be true, it is nevertheless their intention hereby to settle finally, and fully, each and every Claim. In furtherance of such intention, the Release herein shall become effective upon the events described herein, and will remain in effect as releases notwithstanding the discovery of any such different or additional facts.

     The Parties further understand and agree that the Release may extend to matters which have not yet been discovered, and that such possibility has been explicitly taken into account in determining the consideration to be given for this Release and in entering into the Release herein which is intended to include all Claims, whether known or unknown arising from the Interim Agreement.

     The Parties acknowledge that they are familiar with, and expressly waive, all of the rights and/or privileges provided by California Civil Code section
1542 which states;

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
     KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECTUING THE RELEAES,
     WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
     DEBTOR."

     The Parties being aware of this Civil Code section 1542 hereby expressly waive any and all rights that they might have thereunder and statutes of similar effect throughout the world. The Parties understand and acknowledge the significance and consequence of the specific waiver of California Civil Code section 1542 and hereby assume full responsibility for any injuries, damages, losses or liabilities that they may hereafter discover as possibly resulting from the release Claims.

     3. Each Party hereby irrevocably and unconditionally agrees to refrain, directly and indirectly, from asserting any claim or demand, or commencing, instituting or causing to be commenced or instituted, any suit, proceeding, arbitration or other action of any kind against any person or entity released pursuant to the releases granted in Section 1 based upon any matter purported to be released by this Release.

     4. Without in any way limiting any of the rights and remedies otherwise available to the Released Party, the Releasing Party shall indemnify and hold harmless the Released Party from and against all losses, liabilities, claims, damages or expenses (including costs of

                                        2

investigation and attorney fees and legal and court costs), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Releasing Party of any
Claim or other matter purported to be released pursuant to this Release and (ii)
the assertion by any third party of any claim or demand against any Released
Party that arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Releasing Party against such third party of any matters purported to be released pursuant to this Release.

     5. If any court of competent jurisdiction holds any provision of this
Release invalid or unenforceable, the parties to this Release intend for the other provisions of this Release to remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     6. This Release may not be modified except by a writing signed by the persons against whose interest such modification shall operate. This Release shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this
Release as of February  , 2003.

IMPERIAL IRRIGATION DISTRICT            ORMESA, LLC

                                        By  ORMAT FUNDING CORP.
                                            Sole Member of ORMESA, LLC

By                                          By
  ------------------------------              ------------------------------

Name                                        Name : Connie Stechman
    ----------------------------

Position                                    Position : Controller
        ------------------------

                                       3